EXHIBIT 99.1

    LHC Group Announces Third Quarter and Nine Months 2007 Results

  Company to Host Investor Day in New York City on November 20, 2007

    LAFAYETTE, La.--(BUSINESS WIRE)--Oct. 31, 2007--LHC Group, Inc. (NASDAQ: LHCG):

    Highlights:

    -- Net service revenue increased 32.2% to $77.5 million for the third quarter and 39.4% to $216.8 million for the nine months;

    -- Net income increased 14.3% to $6.0 million for the third quarter and 23.3% to $16.8 million for the nine months; and

    -- Earnings per share increased 13.3% to $0.34 for the third quarter and 16.0% to $0.94 for the nine month period, including a one-time charge in both periods of $0.03 per diluted share related to the previously announced consulting agreement with the Company's former CFO.

    -- Days sales outstanding decreased to 69 days (64 days adjusted) in the third quarter of 2007 compared with 75 days (70 days adjusted) in the second quarter of 2007.

    LHC Group, Inc. (NASDAQ: LHCG), a leading provider of post-acute healthcare services primarily in non-urban markets in the United
States, announced today its financial results for the third quarter and nine months ended September 30, 2007.

    The Company also announced that it would be hosting an Investor Day at the NASDAQ MarketSite in New York City on Tuesday, November 20, 2007, from 12:00 noon Eastern time until 4:00 p.m. For more details or to sign-up to attend, please e-mail Eric Elliott at eric.elliott@lhcgroup.com.

    Financial Results for the Third Quarter

    Net service revenue for the third quarter ended September 30, 2007, increased 32.2% to $77.5 million compared with $58.6 million in 2006. For the three months ended September 30, 2007 and 2006, 82.0% and 81.3%, respectively, of net service revenue was derived from Medicare. For the third quarter, home-based services accounted for 81.6% of revenue and facility-based services was 18.4% of revenue compared with 76.0% and 24.0%, respectively, for the comparable prior year quarter.

    Income from continuing operations for the third quarter of 2007 totaled $6.2 million, or $0.35 per diluted share, compared with income from continuing operations of $5.4 million, or $0.31 per diluted share, for the third quarter of 2006. Income from continuing operations for the third quarter of 2007 includes the effect of the consulting agreement with our former CFO of $560,264 net of tax, or $0.03 per diluted share.

    Net income for the third quarter of 2007 totaled $6.0 million, or $0.34 per diluted share, compared with net income of $5.3 million, or $0.30 per diluted share, for the third quarter of 2006.

    Home-Based Services

    Net service revenue for home-based services for the three months ended September 30, 2007, increased 41.9% to $63.2 million compared with $44.5 million for the three months ended September 30, 2006. Total admissions increased 52.0% to 11,216 during the period, versus 7,377 for the same period in 2006. Average home-based patient census for the three months ended September 30, 2007, increased 29.4% to 16,862 patients as compared with 13,029 patients for the three months ended September 30, 2006.

    Facility-Based Services

    Net service revenue for facility-based services for the three months ended September 30, 2007, increased 1.3% to $14.3 million compared with $14.1 million for the three months ended September 30, 2006. The increase in facility-based net service revenue is due primarily to the change in the acuity of the patients. Patient days decreased 4.0% to 11,202 in the three months ended September 30, 2007, from 11,674 in the three months ended September 30, 2006.

    DSO

    Days sales outstanding, or DSO, for the three months ended September 30, 2007, was 69 days as compared with 69 days for the same three-month period in 2006. DSO, when adjusted for acquisitions and unbilled accounts receivables, was 64 days. The adjustment takes into account $4.1 million of unbilled receivables that the Company is delayed in billing due to the lag time in receiving the change of ownership after acquiring companies. For the comparable period in 2006, adjusted DSO was 63 days, taking into account $4.4 million in unbilled accounts receivable.

    Financial Results for the Nine Months

    Net service revenue for the nine months ended September 30, 2007, increased 39.4% to $216.8 million compared with $155.5 million in 2006. For the nine months ended September 30, 2007 and 2006, 82.0% and 84.5%, respectively, of net service revenue was derived from Medicare. For the nine months ended September 30, 2007, home-based services accounted for 81.3% of revenue and facility-based services was 18.7% of revenue compared with 73.5% and 26.5%, respectively, for the comparable prior year period.

    Income from continuing operations for the nine months ended
September 30, 2007 totaled $17.7 million, or $0.99 per diluted share, compared with income from continuing operations of $13.7 million, or $0.81 per diluted share, for the nine months ended September 30, 2006.

    Net income for the nine months ended September 30, 2007 totaled $16.8 million, or $0.94 per diluted share, compared with net income of $13.7 million, or $0.81 per diluted share, for the nine months ended September 30, 2006.

    Home-Based Services

    Net service revenue for home-based services for the nine months ended September 30, 2007, increased 55.9% to $176.3 million compared with $113.1 million for the nine months ended September 30, 2006. Total admissions increased 73.7% to 32,656 during the period, versus 18,799 for the same period in 2006. Average home-based patient census for the nine months ended September 30, 2007, increased 28.9% to 16,208 patients as compared with 12,573 patients for the nine months ended September 30, 2006.

    Facility-Based Services

    Net service revenue for facility-based services for the nine months ended September 30, 2007, decreased 4.4% to $40.5 million compared with $42.4 million for the nine months ended September 30, 2006. The decrease in net service revenue is due to the adjustment in the first half of 2007 relating to revenue and bad debt with respect to commercial patients in the LTACH setting. Patient days increased 1.5% to 34,329 in the nine months ended September 30, 2007, from 33,814 in the nine months ended September 30, 2006.

    In commenting on the results, Keith G. Myers, chief executive officer of LHC Group, said, "We are very pleased with our financial performance during the past quarter and with our continued ability to execute our long-term growth strategy, which is focused on building shareholder value by continuing to deliver an impressive return on equity. To date this year, we have acquired 19 locations and opened 20 de novos, putting us well ahead of schedule for 2007. We are also scheduled to open 30 new de novo locations during 2008. Our continued ability to deliver a strong return on equity was recently recognized when we were named #7 on Forbes list of "America's 200 Best Small Companies." Although we are proud of this recognition from Forbes, and with our recent inclusion in the S&P 600, we are most proud of the quality of care being delivered to our patients by our dedicated caregivers each and every day."

    In closing, Mr. Myers added, "We have received many questions regarding the impact of the final CMS rule that was published this past August. Since the proposed rule was published last spring, we have been working diligently from both a financial and operational perspective to prepare for the implementation of the final rule in January 2008. Based on these efforts, we have a strong understanding of the financial impact of the final rule on our projected performance during 2008. Further, our operations team stands ready to adjust to the new rule much like we did during the transition from cost-based reimbursement to the prospective payment system. Although we have prepared for the transition and have completed our budget process, based on implementation of the final rule as is, there are many ongoing initiatives in Washington, D.C. that could modify its effects. For example, there is current legislation to extend the 5% rural add on and there is also legislation in both the House of Representatives and the Senate aimed at delaying the implementation of the case mix adjustment rate cut. Because we want our stockholders to have an understanding of the financial impact of both the final rule and any further reimbursement changes that result from the ongoing legislative initiatives in Washington, D.C., our management team has elected to provide formal annual guidance for 2008. We intend to provide this formal guidance following the resolution of the home health reimbursement issues currently being addressed by Congress, which we expect to be resolved during the fourth quarter of 2007."

    The live broadcast of LHC Group's conference call will begin at 10:00 a.m. Eastern time on Thursday, November 1, 2007. Speakers on the call will include Keith Myers, chief executive officer; John Indest, president and chief operating officer and Pete Roman, senior vice president and chief financial officer. A link to the webcast can be found under the investor relations section of the Company's website, www.lhcgroup.com, or at www.earnings.com. A replay of the webcast will also be archived on LHC Group's website. A telephone replay will be available for one week by dialing (888) 286-8010 (US) or (617) 801-6888 (international) and entering the pass code 64691959.

    About LHC Group, Inc.

    LHC Group is a leading provider of post-acute healthcare services primarily in non-urban markets in the United States. LHC Group provides home-based services through its home nursing agencies and hospices and facility-based services through its long-term acute care hospitals and rehabilitation facilities.

    Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group's Form 10K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                   LHC GROUP, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                                   Sept. 30,  Dec. 31,
                                                     2007       2006
                                                  (unaudited)

Cash                                                 $ 12,859 $ 26,877
Total assets                                          177,680  152,694
Total debt                                              3,503    3,837
Total stockholders' equity                            140,101  121,889


                   LHC GROUP, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (in thousands, except share and per share data)

                         Three Months Ended      Nine Months Ended
                             Sept. 30,               Sept. 30,
                      ------------------------------------------------
                          2007        2006        2007        2006
                       ----------  ----------  ----------  ----------
                            (unaudited)             (unaudited)
Net service revenue   $    77,495 $    58,626 $   216,786 $   155,462
Cost of service
 revenue                   39,979      30,168     110,676      80,870
                       ----------  ----------  ----------  ----------
Gross margin               37,516      28,458     106,110      74,592
General and
 administrative
 expenses                  26,748      18,885      74,558      50,427
                       ----------  ----------  ----------  ----------
Operating income           10,768       9,573      31,552      24,165
Interest expense               96          83         273         229
Non-operating income,
 including gain on
 sales of assets             (358)       (363)       (955)       (644)
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes and
 minority interest and
 cooperative endeavor
 allocations               11,030       9,853      32,234      24,580
Income tax expense          3,377       3,094      10,246       7,409
Minority interest and
 cooperative endeavor
 allocations                1,413       1,325       4,327       3,448
                       ----------  ----------  ----------  ----------
Income from continuing
 operations                 6,240       5,434      17,661      13,723
Loss from discontinued
 operations (net of
 income tax benefit of
 $157 and $92 in the
 three months ended
 September 30, 2007
 and 2006,
 respectively, and
 $539 and $393 in the
 nine months ended
 September 30, 2007
 and 2006,
 respectively)                246         163         843         728
Gain on sale of
 discontinued
 operations (net of
 income taxes of $20
 in the three months
 ended September 30,
 2007, and $20 and
 $336 in the nine
 months ended
 September 30, 2007
 and 2006,
 respectively)                 31           -          31         667
                       ---------- -----------  ----------  ----------
Net income                  6,025       5,271      16,849      13,662
Gain (loss) on
 redeemable minority
 interests                     57         (72)        213         942
                       ----------- ----------- ----------- -----------
Net income available
 to common
 stockholders         $     6,082 $     5,199 $    17,062 $    14,604
                       ==========  ==========  ==========  ==========

Basic and diluted
 earnings per share:
   Income from
    continuing
    operations        $      0.35 $      0.31 $      0.99 $      0.81
   Loss from
    discontinued
    operations, net          0.01        0.01        0.05        0.04
   Gain on sale of
    discontinued
    operations, net             -           -           -        0.04
                      ----------- ----------- -----------  ----------
   Net income                0.34        0.30        0.94        0.81
   Gain on redeemable
    minority interests          -           -        0.01        0.05
                      ----------- -----------  ----------  ----------
   Net income
    available to
    common
    shareholders      $      0.34 $      0.30 $      0.95 $      0.86
                       ==========  ==========  ==========  ==========

Weighted average
 shares outstanding:
   Basic               17,766,612  17,557,576  17,756,537  16,895,929
   Diluted             17,794,072  17,574,541  17,823,237  16,907,787


                   LHC GROUP, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                            (in thousands)

                    Three Months Ended          Nine Months Ended
                    September 30, 2007         September 30, 2007
                       (unaudited)                 (unaudited)
                -------------------------- ---------------------------
                 Home-   Facility-          Home-   Facility-
                 Based     Based            Based     Based
                Services Services   Total  Services Services   Total
                -------- --------- ------- -------- --------- --------
Net service
 revenue        $ 63,217 $  14,278 $77,495 $176,275 $  40,511 $216,786
Cost of service
 revenue          31,135     8,844  39,979   84,874    25,802  110,676
General and
 administrative
 expenses         22,107     4,641  26,748   60,739    13,819   74,558
Operating
 income            9,975       793  10,768   30,662       890   31,552

                    Three Months Ended          Nine Months Ended
                    September 30, 2006         September 30, 2006
                       (unaudited)                 (unauidted)
                -------------------------- ---------------------------
                 Home-   Facility-          Home-   Facility-
                 Based     Based            Based     Based
                Services Services   Total  Services Services   Total
                -------- --------- ------- -------- --------- --------
Net service
 revenue        $ 44,536 $  14,090 $58,626 $113,105 $  42,357 $155,462
Cost of service
 revenue          21,292     8,876  30,168   54,389    26,481   80,870
General and
 administrative
 expenses         14,966     3,919  18,885   38,954    11,473   50,427
Operating
 income            8,278     1,295   9,573   19,762     4,403   24,165


    CONTACT: LHC Group, Inc.
             Eric Elliott, 337-233-1307
             Vice President of Investor Relations
             eric.elliott@lhcgroup.com